Exhibit 10.51

SECOND AMENDMENT TO NEW LEASE

This Second Amendment to Lease ("Amendment") is entered into, and dated for reference purposes, as of June 29, 2001 (the "Execution Date") by and between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation ("Metropolitan"), as Landlord ("Landlord"), and PHARMACYCLICS, INC., a Delaware corporation, as Tenant ("Tenant"), with reference to the following facts ("Recitals"):

A. Landlord and Tenant entered into that certain written Lease and Lease Termination Agreement, dated as of June 14, 2000 (herein referred to as the "New Lease"), for the premises described therein as approximately 32,520 square feet (herein referred to as the "Original Premises") of the Building (the Original Premises has a current street address of 995 East Arques Avenue, Sunnyvale, California, and its Building also houses a separate space with current addresses of 997 East Arques Avenue, Sunnyvale, California), and that certain First Amendment to New Lease dated as of April 10, 2001 (the "First Amendment") for the lease of Expansion Space A in another Building (with current address of 999 East Arques Avenue, Sunnyvale, California), all as more particularly described in the New Lease and First Amendment. The New Lease, as amended by the First Amendment, is herein referred to as the "Existing Lease". All references to "Arques Avenue" in the Existing Lease shall mean the current address of "East Arques Avenue".

B. Landlord and Tenant desire to provide for the lease to Tenant of Expansion Space B (defined below) for the term specified herein and other amendments of the Existing Lease as more particularly set forth below.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Scope of Amendment; Defined Terms. Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. The term "Existing Lease" defined above shall refer to the Existing Lease as it existed before giving effect to the modifications set forth in this Amendment and the term "Lease" as used herein and in the Existing Lease shall refer to the Existing Lease as modified by this Amendment, except as expressly provided in this Amendment. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise.

Section 2. Conditions. This Amendment and the obligations of each party hereunder are expressly subject to the conditions provided below:

(a) that Landlord has successfully entered into and obtained a legally binding written amendment or termination of the lease of Expansion Space B by Divio, Inc. ("Divio"), or otherwise terminated such lease, in each case, satisfactory in all respects in form and substance to Landlord, in Landlord's sole discretion, providing for surrender to Landlord of Expansion Space B (the "Surrender"). Landlord shall give Tenant written notice of the satisfaction of this condition precedent or of Landlord's written waiver of this condition precedent. Landlord may give such notice by tender of delivery to Tenant or its broker of the keys to Expansion Space B or by any other means permitted by the Lease;

(b) that Tenant has successfully entered into and obtained a legally binding written sub-sublease to Divio, as sub-sublessee, of certain space at 441 DeGuigne Drive, _______________, California, which is approved by Cadence Design Systems, Inc., as sublessor, and by Lincoln-Whitehall Realty, LLC, a Delaware limited liability company, as lessor of such space. Tenant shall give Landlord written notice of the satisfaction of this condition precedent or of Tenant's written waiver of this condition precedent.

In the event that both conditions have not been satisfied (and notice thereof given as provided above) or waived in writing as provided above, on or before July 31, 2001 (the "Sunset Date"), each of Landlord and Tenant, as its sole and exclusive remedy in such event, shall have the option, exercisable by giving written notice to the other within three (3) business days after the Sunset Date, to terminate this Amendment. If neither party timely gives notice of its election to terminate this Amendment and if both conditions have not been satisfied or waived, as provided above, on or before the date which is thirty (30) days following the Sunset Date, then each of Landlord and Tenant shall again have the option to terminate this Amendment in the manner described above and such date shall constitute the new Sunset Date, it being the intention of the parties that each party shall have a recurring option to terminate this Amendment after each such period following the initial Sunset Date if by the end of each such period both conditions have not been satisfied or waived as provided above. If either party timely and validly exercises its option to terminate this Amendment, then there shall be no lease of Expansion Space B to Tenant, Section 3 shall have no further force or effect and shall be deleted from this Amendment, and in all other respects the Lease shall continue in full force and effect with respect to the Existing Premises.

Section 3. Lease of Expansion Space B.

(a) Lease; Definition of Expansion Space B. Landlord hereby leases to Tenant and Tenant hereby hires from Landlord Expansion Space B (defined below) upon and subject to all of the terms, covenants and conditions of the Existing Lease except as expressly provided herein. "Expansion Space B" is the space with a current address of 997 East Arques Avenue, Sunnyvale, California, which is the remainder of the rentable area of the Building in which the Original Premises is located. Landlord and Tenant hereby agree that Expansion Space B is conclusively presumed to be 15,000 rentable square feet.

(b) Condition; Commencement Date; Term; Rent; Other Provisions. Notwithstanding any provision of the Existing Lease to the contrary, the following provisions shall govern Expansion Space B:

(1) AS IS Condition; Landlord Work. Landlord shall deliver Expansion Space B to Tenant in its AS IS condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them regarding Expansion Space B, and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation, including, without limitation, any improvement or repair required to comply with any laws, codes, building codes, rules, orders, ordinances, directions, regulations and requirements of all governmental authorities, agencies, offices, departments, bureaus and boards having jurisdiction thereof (collectively, "Laws"), including without limitation, the Americans with Disabilities Act of 1990 (42 U.S.C. Sec. 12101 et. seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA").

(2) Delivery; Commencement Date; Term. Landlord shall tender possession of Expansion Space B to Tenant, in the condition described in Section 3(b)(1) above, on June 23, 2001 (the "Projected Expansion Space Commencement Date"). The date on which Landlord in fact tenders possession shall be the Expansion Space B Commencement Date ("ESBCD"), and on such date Expansion Space B becomes a part of the Premises and Tenant's obligation commences to pay rent with respect to Expansion Space B. The Term of this lease of Expansion Space B (the "Space A Term") shall start on the ESBCD and continue until the Expiration Date of the Term of the Existing Lease.

(3) Delayed or Early Delivery of Possession. If Landlord shall be unable to give possession of Expansion Space B on the Projected Expansion Space B Commencement Date by reason of the following: (i) all conditions have not been satisfied or waived as provided in Section 2 above, (ii) the holding over or retention of possession of any tenant, tenants or occupants, or (iii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date. Under such circumstances the ESBCD and rent with respect to Expansion Space B shall not commence until Expansion Space B is made available to Tenant by Landlord, and no such failure to give possession on the Projected Expansion Space B Commencement Date shall affect the validity of this Amendment, the Existing Lease or the obligations of the Tenant under either. Expansion Space B shall be deemed to be delivered to Tenant in the event the Landlord Work, if any, is substantially complete, or if the delay in the availability of the Premises for occupancy shall be due to any Tenant delay and/or default on the part of Tenant. In the event of any dispute as to whether the Landlord Work, if any, is substantially complete, the decision of Landlord's architect shall be final and binding on the parties. Within thirty (30) days following the occurrence of the ESBCD, Landlord and Tenant shall enter into an agreement (the form of which is Exhibit A hereto) confirming such date. If Tenant fails to enter into such agreement, then the ESBCD shall be the date designated by Landlord in such agreement.

(4) Tenant Work Generally. Landlord and Tenant acknowledge and agree that notwithstanding any provisions of the Existing Lease to the contrary: (a) Tenant may desire to do certain alterations, additions or improvements in connection with this Amendment, and for purposes of this Amendment any such work may be referred to as Tenant Work; (b) all Tenant Work, if any, shall be done subject to and in compliance with all conditions and provisions of this Amendment and of the Existing Lease with respect to alterations, improvements or additions in, on, abutting or to the Premises or any part thereof (herein referred to as "Alterations"). Without limiting the generality of the foregoing, Tenant shall be responsible for the suitability for the Tenant's needs and business of the design and function of all Tenant Work and for its design and construction in compliance with all Laws (as defined above in this Subsection (c)). In the event that any work by Tenant triggers any upgrades or modifications of existing improvements to comply with Laws in the Premises, in the Common Area, or in the "path of travel" to or from the Premises through the Common Area, Tenant shall be responsible for such upgrades and modifications, at Tenant's sole cost and expense. Tenant, through its architects and/or space planners ("Tenant's Architect"), shall prepare all architectural plans and specifications, and engineering plans and specifications, for the real property improvements to be constructed by Tenant in the Premises in sufficient detail to be submitted to Landlord for approval, and to be submitted by Tenant for governmental approvals and building permits and to serve as the detailed construction drawings and specifications for the contractor, including all changes from the As-Is condition of Expansion Space B.

(c) Monthly Installment of Rent for Expansion Space B Commencing Upon Expansion Space B Commencement Date. Notwithstanding any provision of the Existing Lease to the contrary, in addition to rent payable for the Existing Premises, Tenant shall pay Monthly Installments of rent for Expansion Space B, accruing on and after the ESBCD and monthly thereafter for the remaining Term of the Lease as set forth below:
Period from/to	Monthly	Monthly Rate/rentable square foot

Month 01 - 8/14/2002	$29,662.50	$1.9775
8/15/2002 - 8/14/2003	$41,250.00	$2.75
8/15/2003 - Expiration Date of the Term of the Existing Lease	$42,900.00	$2.86

Tenant shall pay Landlord all such installments at the time and in the manner required for Monthly Installments pursuant to the Existing Lease, provided, however, Tenant shall pay Landlord the first two (2) Monthly Installments for Expansion Space B (a total of Fifty-nine Thousand Three Hundred Twenty-five and No/00 Dollars ($59,325.00)) concurrently with execution of this Amendment, and Landlord shall credit such payment against the first and second Monthly Installments due hereunder.

(d) Tenant's Share of Operating Costs & Taxes. Notwithstanding any provision of the Existing Lease to the contrary, with the addition of Expansion Space B to the Premises, Tenant's Pro Rata Share is conclusively agreed to be 100%, and such increased Tenant's Pro Rata Share shall apply to all obligations which under the Lease Tenant pays on the basis of Tenant's Pro Rata Share and which accrue on and after the ESBCD.

(e) Parking. Notwithstanding any other provision of the Existing Lease to the contrary, on and after the ESBCD, with respect to Expansion Space B, Tenant shall have the right to use, on a non- exclusive basis, all Parking Spaces located on the Parcel.

(f) Suite & Directory Signage. Notwithstanding any provision of the Existing Lease to the contrary, on and after the ESBCD, Tenant shall have the right, at Tenant's sole cost, to directory board, suite signage, and other signage equivalent to the pre-existing signage with respect to Expansion Space B which Landlord permitted for the prior occupant.

(g) Increase in Security Deposit. Notwithstanding any provision of the Existing Lease to the contrary, in addition to the cash held by Landlord and the Letter of Credit held by Landlord as a Security Deposit under the Existing Lease, concurrently with Tenant's execution of this Amendment, Tenant shall deposit with Landlord cash in the amount of Thirty-two Thousand Two Hundred and Fifty Dollars ($32,250.00) to be held as part of the Security Deposit under the Lease in accordance with the provisions of this Section and the Lease so that the total amount of the Security Deposit hereafter required is Five Hundred Fifty-five Thousand Six Hundred and Sixty Dollars ($555,660.00).

(h) Condition Upon Tenant's Surrender. Notwithstanding any provision of Section 34 of the Existing Lease to the contrary, Tenant shall not be required to remove any improvements, alterations or additions which exist in Expansion Space B as delivered to Tenant on the ESBCD.

Section 4. Time of Essence.  Without limiting the generality of any other provision of the Existing Lease, time is of the essence to each and every term and condition of this Amendment.

Section 5. Brokers. Notwithstanding any other provision of the Existing Lease to the contrary, Tenant represents that Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Amendment, and no such person initiated or participated in the negotiation of this Amendment, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord, Landlord's Parties (as defined in Paragraph 10 of the original Lease Agreement dated June 17 and 28, 1993) and Landlord's Broker (defined below), harmless from and against any and all liabilities and claims for commissions and fees by any person claiming to represent Tenant or to be working for Tenant's benefit. Landlord hereby agrees to indemnify, protect, defend and hold Tenant harmless from and against any and all liabilities and claims for commissions and fees by South Bay Development Company ("Landlord's Broker") or any other person claiming to represent Landlord or to be working for Landlord's benefit.

Section 6. Attorneys' Fees. Each party to this Amendment shall bear its own attorneys' fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Lease, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) shall, in addition to such other relief as may be awarded, be entitled to recover attorneys' fees, expenses and costs of investigation as actually incurred, including court costs, expert witness fees, costs and expenses of investigation, and all attorneys' fees, costs and expenses in any such suit or proceeding (including in any action or participation in or in connection with any case or proceeding under the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes, in establishing or enforcing the right to indemnification, in appellate proceedings, or in connection with the enforcement or collection of any judgment obtained in any such suit or proceeding).

Section 7. Effect of Headings; Recitals: Exhibits. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment. Any and all Recitals set forth at the beginning of this Amendment are true and correct and constitute a part of this Amendment as if they had been set forth as covenants herein. Exhibits, schedules, plats and riders hereto which are referred to herein are a part of this Amendment.

Section 8. Entire Agreement; Amendment. This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Existing Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in part, except by a written instrument executed by all of the parties hereto.

Section 9. Authority. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party.

Section 10. Counterparts. This Amendment may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Amendment. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TENANT

PHARMACYCLICS, INC.,
a Delaware corporation

By:   /s/ Richard Miller

Print Name:   RICHARD MILLER

Title:   PRESIDENT & CEO
(Chairman of Board, President or Vice President)

Date:    6-28-01

By:   /s/ Leiv Lea

Print Name:   Leiv Lea

Title:   V.P. FINANCE & ADMIN., CFO
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

Date:    6-28-01

LANDLORD	METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation By: /s/ Donald K. Devine Print Name: Donald K. Devine Title: VICE-PRESIDENT Date: 6-29-01